Exhibit 99.1

LENSAR® Reports First Quarter 2026 Results and Provides Business Update

7 ALLY Robotic Cataract Laser Systems® (“ALLY System”) Placements in First Quarter 2026; Backlog of 11 ALLY Systems as of March 31, 2026

First Quarter Recurring Revenue was $12.6 million

Total Laser Installed Base Climbs to 440 Systems, Driven by 39% Growth in ALLY Placements

ORLANDO, Fla. (May 8, 2026) - LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or the “Company”), a global medical technology company focused on advanced robotic laser solutions for the treatment of cataracts, today announced financial results for the quarter ended March 31, 2026 and provided an update on key operational initiatives.

“Our first quarter total revenue and related system placement results decreased slightly as compared to the first quarter of 2025, primarily driven by the uncertainty and disruption in the market around the Alcon transaction, which was terminated near the end of the quarter. Despite the effect of the lengthy transaction process and uncertainty in the outcome of the acquisition, which have had a significant impact on system placements, the underlying fundamentals of our business remain strong. The core business in recurring revenue is solid and our outlook is one of continued growth,” said Nick Curtis, President and CEO of LENSAR. “Notably, our recurring revenue reached approximately $12.6 million in the first quarter, representing approximately 94% of our total revenue. There is no question the value ALLY brings to surgeons. We expect recurring revenue will continue to grow as utilization ramps and we return to historical levels of system placements over the next several quarters, now that the merger-related uncertainty is in the rear view mirror.”

First Quarter 2026 Financial Results

Total revenue for the quarter ended March 31, 2026 was $13.4 million, reflecting a decrease of 5% compared to total revenue of $14.2 million for the quarter ended March 31, 2025. The decrease was primarily attributable to decreased systems sales of $1.8 million partially offset by increased procedure volume of $1.0 million. First quarter 2026 recurring revenue increased approximately $1.1 million, or 9%, over the first quarter of 2025.

During the three months ended March 31, 2026, the Company placed 7 ALLY Systems, bringing the total installed ALLY base to approximately 205 at quarter end. As of March 31, 2026 the Company had a backlog of 11 ALLY Systems pending installation.

The total combined base of LENSAR Laser Systems and ALLY Systems increased to approximately 440 systems as of March 31, 2026, representing a 12% increase compared to total installed base at March 31, 2025.

The following table provides information about revenue and recurring revenue, which we consider to be all components of our revenue except for the sales of our systems:

	Three Months Ended March 31,
(Dollars in thousands)	2026	2025
System	$836	$2,632
Recurring revenue:
Procedure	9,240	8,286
Lease	1,681	1,884
Service	1,671	1,357
Total recurring revenue	12,592	11,527
Total revenue	$13,428	$14,159
Recurring revenue %	94%	81%

The following table provides information about procedure volume:

	2026	2025	2024
Q1	54,094	52,347	39,486

Selling, general and administrative expenses were $2.5 million and $11.1 million for the quarters ended March 31, 2026 and 2025, respectively, a decrease of $8.6 million, or 77%. General and administrative costs in the quarter ended March 31, 2026 were reduced by $4.4 million in acquisition-related costs associated with the terminated merger. Excluding acquisition-related costs, selling, general and administrative costs were $6.9 million for the three months ended March 31, 2026 and 2025.

Research and development expenses were $1.4 million and $1.5 million for the quarters ended March 31, 2026 and 2025, respectively.

Total operating expenses for the quarter ended March 31, 2026 were $4.1 million, a decrease of $8.8 million, or 68%, compared to $12.9 million for the quarter ended March 31, 2025. The decrease was primarily due to the decrease in selling, general and administrative expenses, as previously described.

Net income for the quarter ended March 31, 2026, was $36.3 million, or $1.56 per basic and $0.00 per diluted share, compared to a net loss of $27.3 million, or $(2.32) per basic and diluted share for the quarter ended March 31, 2025. First quarter 2026 net income was primarily related to $10.0 million in acquisition-related income associated with the termination of the merger transaction and $23.9 million in non-cash income associated with the change in the fair value of warrant liabilities due to the fluctuation in the Company’s share price. Included within net income and loss were stock-based compensation expenses of $0.7 million for each of the quarters ended March 31, 2026 and 2025.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the quarter ended March 31, 2026 was $37.3 million, compared with ($26.4) million for the quarter ended March 31, 2025. Adjusted EBITDA, which we calculate by adding back stock-based compensation expense, change in the fair value of warrant liabilities, and acquisition-related income and costs, was ($0.3) million for the quarter ended March 31, 2026 and $0.2 million for the quarter ended March 31, 2025. EBITDA and Adjusted EBITDA are non-GAAP financial measures, and a reconciliation of these measures to net loss is set forth below in this press release.

As of March 31, 2026, the Company had cash, cash equivalents, and investments of $13.5 million, as compared to $18.0 million at March 31, 2025.

Conference Call

LENSAR management will host a conference call and live webcast to discuss the results and provide an update on the Company’s go-forward strategy today, May 8, 2026, at 8:30 a.m. ET.

To participate by telephone, please use this registration link. All participants must use the link to complete the online registration process in advance of the conference call. The live webcast can be accessed under “Events & Presentations” in the Investor Relations section of the company’s website at https://ir.lensar.com. The call and webcast replay will be available until May 22, 2026.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of astigmatism as an integral aspect of the procedure. LENSAR has developed its ALLY Robotic Cataract Laser System™ as a compact, highly ergonomic system utilizing an extremely fast dual-modality laser and integrating AI into proprietary imaging and software. ALLY is designed to transform premium cataract surgery by utilizing LENSAR’s advanced robotic technologies with the ability to perform the entire procedure in a sterile operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding trends in worldwide procedure volume, ALLY’s commercialization and the Company’s operational performance. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: any anticipated effects of the termination of the agreement governing the merger on the value of our common stock; the outcome of any legal proceedings that may be instituted against us and others relating to the merger; our history of operating losses and ability to achieve or sustain profitability; our ability to develop, receive and maintain regulatory clearance or certification of and successfully commercialize the ALLY System and to maintain our LENSAR Laser System; the impact to our business, financial condition, results of operations and our suppliers and distributors as a result of global macroeconomic conditions; the willingness of patients to pay the price difference for our products compared to a standard cataract procedure covered by Medicare or other insurance; our ability to grow our U.S. sales and marketing organization or maintain or grow an effective network of international distributors; our future capital needs and our ability to raise additional funds on acceptable terms, or at all; the impact to our business, financial condition and results of operations as a result of a material disruption to the supply or manufacture of our systems or necessary component parts for such system or material inflationary pressures or enacted tariffs affecting pricing of component parts; our ability to compete against competitors that have longer operating histories, more established products and greater resources than we do; our ability to address the numerous risks associated with marketing, selling and leasing our products in markets outside the United States; the impact to our business, financial condition and results of operations as a result of exposure to the credit risk of our customers; our ability to accurately forecast customer demand and manage our inventory levels; the impact to our business, financial condition and results of operations if we are unable to secure adequate coverage or reimbursement by government or other third-party payors for procedures using our ALLY System or our other products, or changes in such coverage or reimbursement; the impact to our business, financial condition and results of operations of product liability suits brought against us; risks related to government regulation applicable to our products and operations; and risks related to our intellectual property and other intellectual property matters. In addition, a number of other important factors could cause the Company’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, to be filed with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contacts:	Lee Roth
Thomas R. Staab, II, CFO	Burns McClellan for LENSAR
ir.contact@lensar.com	lroth@burnsmc.com

Non-GAAP Financial Measures: The Company prepares and analyzes operating and financial data and non-GAAP measures to assess the performance of its business, make strategic and offering decisions and build its financial projections. The key non-GAAP measures it uses are EBITDA and Adjusted EBITDA. EBITDA is defined as net loss before interest expense, interest income, income tax expense, depreciation and amortization expenses. EBITDA is a non-GAAP financial measure. EBITDA is included in this filing because we believe that EBITDA provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Adjusted EBITDA is also a non-GAAP financial measure. We believe Adjusted EBITDA, which is defined as EBITDA and further excluding stock-based compensation expense, change in fair value of warrant liabilities, and acquisition-related income and costs provides meaningful supplemental information for investors when evaluating our results and comparing us to peer companies as stock-based compensation expense and change in fair value of warrant liabilities are significant non-cash charges, and acquisition-related income and costs are not recurring. We use these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance and, therefore, any non-GAAP measures we use may not be directly comparable to similarly titled measures of other companies. Investors should not consider our non-GAAP financial measures in isolation or as a substitute for an analysis of our results as reported under GAAP.

Reconciliations of EBITDA and Adjusted EBITDA to their most comparable GAAP financial measure are set forth below.

	Three Months Ended March 31,
(Dollars in thousands)	2026	2025
Net income (loss)	$36,332	$(27,345)
Less: Interest income	(145)	(159)
Add: Depreciation expense	904	844
Add: Amortization expense	229	232
EBITDA	37,320	(26,428)
Add: Stock-based compensation expense	690	654
Add: Change in fair value of warrant liabilities	(23,948)	21,714
Add: Acquisition-related costs	(4,373)	4,225
Less: Acquisition-related income	(10,000)	—
Adjusted EBITDA	$(311)	$165

LENSAR, Inc.

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue
Product	$10,076	$10,918
Lease	1,681	1,884
Service	1,671	1,357
Total revenue	13,428	14,159
Cost of revenue (exclusive of amortization)
Product	3,947	4,466
Lease	889	830
Service	2,210	1,738
Total cost of revenue	7,046	7,034
Operating expenses
Selling, general and administrative expenses	2,529	11,149
Research and development expenses	1,385	1,534
Amortization of intangible assets	229	232
Total operating expenses	4,143	12,915
Operating income (loss)	2,239	(5,790)
Other income (expense)
Change in fair value of warrant liabilities	23,948	(21,714)
Acquisition-related income	10,000	—
Other income, net	145	159
Net income (loss)	36,332	(27,345)
Other comprehensive loss
Change in unrealized loss on investments	(4)	(3)
Net income (loss) and comprehensive income (loss)	$36,328	$(27,348)
Income (loss) per common share:
Basic	$1.56	$(2.32)
Diluted	$0.00	$(2.32)
Weighted-average number of common shares used in calculation of net income (loss) per common share:
Basic	12,161	11,774
Diluted	15,420	11,774

LENSAR, Inc.

BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$12,494	$12,974
Short-term investments	1,001	5,004
Accounts receivable, net of allowance of $47 and $62, respectively	4,896	6,377
Notes receivable, net of allowance of $6 and $6, respectively	287	295
Inventories	23,099	21,520
Prepaid and other current assets	625	601
Total current assets	42,402	46,771
Property and equipment, net	457	505
Equipment under lease, net	15,194	15,485
Notes and other receivables, long-term, net of allowance of $13 and $15, respectively	658	731
Intangible assets, net	4,962	5,191
Other assets	2,550	2,747
Total assets	$66,223	$71,430
Liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$10,097	$18,982
Accrued liabilities	3,904	7,771
Deferred revenue	3,013	3,074
Operating lease liabilities	785	747
Acquisition-related deposit	—	10,000
Total current liabilities	17,799	40,574
Long-term accounts payable	5,000	—
Long-term operating lease liabilities	1,789	1,988
Warrant liabilities	16,246	40,194
Other long-term liabilities	815	909
Total liabilities	41,649	83,665
Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, 20 shares authorized at March 31, 2026 and December 31, 2025; 20 shares issued and outstanding at March 31, 2026 and December 31, 2025; aggregate liquidation preference of $20,000 at March 31, 2026 and December 31, 2025	13,784	13,784
Stockholders’ equity (deficit):
Preferred stock, par value $0.01 per share, 9,980 shares authorized at March 31, 2026 and December 31, 2025; no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, par value $0.01 per share, 150,000 shares authorized at March 31, 2026 and December 31, 2025; 12,101 and 11,993 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	121	120
Additional paid-in capital	151,912	151,432
Accumulated other comprehensive income	—	4
Accumulated deficit	(141,243)	(177,575)
Total stockholders’ equity (deficit)	10,790	(26,019)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$66,223	$71,430